Exhibit 10.11

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant treats as private or confidential.

Clinical Batch

Development and

Production Agreement

PCAS

&

Abivax

Date: [11/03/2016]

[Signatories’ initials]

PCAS and Abivax Services Agreement

BETWEEN

Produits Chimiques Auxiliaires et de Synthèse (PCAS), a French société anonyme (limited company) registered with the Evry Trade and Companies Register under number 622 019 503, with its registered office at 23 Rue Bossuet, ZI de la Vigne-aux-Loups, 91160 Longjumeau, represented by [***], who is duly authorised for the purposes of this Agreement,

Hereinafter referred to as ‘PCAS’

OF THE FIRST PART

AND

Abivax, a French société anonyme (limited company) registered with the Paris Trade and Companies Register under number 799 363 718, with its registered office at 5 Rue de la Baume, 75008 Paris, represented by Professor Hartmut Ehrlich, Chief Executive Officer, who is duly authorised for the purposes of this Agreement,

Hereinafter referred to as ‘Abivax’

Hereinafter referred to collectively as the ‘Parties’ and individually as a ‘Party’.

OF THE SECOND PART

RECITALS

PCAS is engaged in the production of active pharmaceutical ingredients.

Abivax is a pharmaceutical company that specialises in the development of innovative compounds, particularly for the treatment of AIDS, including ABX-464.

For the purpose of its clinical developments, marketing and potential production on an industrial scale should drugs containing the Active Ingredients (as such term is defined below) be put on the market, Abivax would like PCAS to develop and produce the molecules resulting from its research in accordance with good manufacturing practice. The Parties have therefore liaised with each other in order to set out in this Agreement the general terms and conditions applicable to the development and production of active ingredients, including ABX-464 (the ‘Active Ingredient’), and their respective rights and obligations in that respect. A Work Order, as such term is defined below, will be issued for each service.

[Signatories’ initials]

PCAS and Abivax Services Agreement

NOW, THEREFORE, THE PARTIES HAVE DECIDED AND AGREED AS FOLLOWS:

1 – DEFINITIONS

‘Active Ingredient’	means ABX-464.

‘Agreement’	means this Agreement, the Work Orders and their schedules, which form an integral part of this Agreement. Unless specifically stated otherwise, in the event of conflict between the provisions of this Agreement, the Work Orders and the schedules, the provisions of this Agreement shall prevail over any other provision, and in the event of conflict between the Work Orders and the schedules, the Work Orders shall prevail.

‘GMP’ or ‘cGMP’	are defined in clause 3.8 of this Agreement.

‘GMP Batch’	means a batch of the Active Ingredient that will be used for phase II and/or phase III clinical trials and that is manufactured in accordance with Good Manufacturing Practice.

‘Specifications’	means the specifications set out in the applicable Quality Agreement for Drug Substance Manufacturing previously agreed between the Parties.

‘Tasks’	means the development and/or production of GMP Batches agreed in a Work Order.

‘Work Order’	means each supplemental agreement to this Agreement, as set out in writing between the Parties, under which Abivax entrusts PCAS and PCAS agrees to perform the Tasks covered by the Work Order, which shall constitute a specific order.

2 – PURPOSE

This Agreement sets out the general terms and conditions applicable to the Tasks.

If so requested by Abivax, PCAS shall develop and/or produce GMP Batches of the Active Ingredient in accordance with the Work Order agreed between the Parties.

The Work Order shall set out the special terms and conditions applicable to the said Tasks, including in particular (i) the terms according to which the Tasks must be performed and (ii) the financial terms.

3 – PCAS’ OBLIGATIONS

3.1

PCAS shall perform the Tasks as an independent contractor that is not, and whose employees are not, agents or employees of Abivax. The fact that Abivax notifies PCAS of the desired results and inspects the performance of the Tasks either continuously or from time to time to

[Signatories’ initials]

PCAS and Abivax Services Agreement

ensure that the results are likely to be obtained shall by no means affect PCAS’ capacity as an independent contractor. Consequently, neither Party should be regarded as a legal representative, representative, agent or employee of the other Party and each Party shall therefore retain freedom of contract. Consequently, neither Party is permitted to make a commitment in the name and on behalf of the other Party, and each Party shall remain solely liable for its actions, allegations, commitments, services, products, equipment and staff. PCAS undertakes to fulfil all the obligations applicable in relation to its business and represents that it has submitted such declarations and forms, completed such registration formalities and joined such bodies as are necessary to operate its business. In particular, it shall fulfil all the tax and social security obligations imposed upon it. The Service Provider undertakes to indemnify Abivax for the monies disbursed by the latter should it be held liable for the tax and social security contributions payable by the Service Provider. PCAS shall retain managerial and disciplinary authority over its staff, who must not under any circumstances be legally considered employees of Abivax, irrespective of the location where, or the period of time over which, the Tasks are performed.

3.2

PCAS represents that it has the resources and techniques needed to perform the Tasks and undertakes to do so in accordance with the applicable regulations in force. PCAS undertakes that both PCAS and its staff shall work diligently, in accordance with industry standards, and that they shall co-operate with Abivax’s staff to ensure that the Tasks are performed as effectively as possible.

3.3	PCAS represents that it has obtained and shall retain all the administrative and statutory authorisations and permissions needed to perform the Tasks.

3.4

For the term of this Agreement and for [***] after the expiry or termination of the Agreement for whatever reason, PCAS undertakes to use its best efforts to allow any person designated by Abivax to access the premises where the Tasks are performed, in accordance with the rules in force on those premises, solely in order to ascertain progress and ensure compliance with the terms of this Agreement. Any audit carried out in addition to one audit every twelve months will be invoiced by PCAS. Upon receipt (if applicable) of a list of audit observations, PCAS shall take corrective action in accordance with Good Manufacturing Practice (i.e., ICH Q7a Good Manufacturing Guidance for Active Pharmaceutical Ingredients) and state the timeframe involved and the persons responsible for taking such corrective action.

In the event that any national or international health authority carries out or gives notice of its intention to carry out an inspection of or in relation to the Tasks or the results thereof on PCAS’ premises, PCAS shall immediately inform Abivax accordingly in writing and allow Abivax to follow all or part of the inspection from ‘behind the scenes’ and/or to assist with the inspection.

3.5

In order to carry out some or all of the Tasks, PCAS may, with Abivax’s prior written consent, request the services, under its authority and responsibility, of any other organisation or company whose assistance it deems necessary in order to successfully complete the Tasks, on such legal terms as PCAS deems to be the most appropriate (sub-contracting agreement, services agreement, etc.). In such event, PCAS undertakes to notify Abivax of the name and address of the service provider and shall inform the service provider that it is bound by the same obligations as PCAS, particularly those imposed under the confidentiality clause. PCAS shall remain liable for all the obligations imposed upon it under this Agreement and agrees to stand surety with regard to Abivax to ensure that the said service provider duly fulfils the said obligations and performs the Tasks in accordance with this Agreement.

[Signatories’ initials]

PCAS and Abivax Services Agreement

3.6	PCAS undertakes to use the products, equipment, materials and information that shall be provided to it by Abivax in accordance with clause 4.1 below solely in order to perform the Tasks.

3.7

As consideration for the fees owing to PCAS under clause 6, PCAS undertakes to retain the documents and raw data relating to the Tasks in accordance with GMP (as defined below) [***] after the Tasks have ended. Thereafter, their outcome shall be determined by agreement between the Parties, subject to PCAS’ statutory and regulatory obligations to retain the documents and data.

3.8

PCAS undertakes to: (i) always act in accordance with the national and international directives, legislation and regulations in force, with regard to the applicable health security constraints and in accordance with intellectual property regulations; (ii) strictly fulfil its obligations in relation to the Tasks in accordance – in decreasing order of priority – with the Good Manufacturing Practice in force (GMP part II, ICH Q7a Good Manufacturing Guidance for Active Pharmaceutical Ingredients) (hereinafter collectively referred to as ‘GMP’), the protocols and operating procedures agreed with Abivax and the instructions, recommendations and specific directions given by Abivax, its own standard operating procedures, and the requirements imposed by industry standards and general practice in the industry. In view of the strategic objectives of the results of the Tasks, particularly as they will be used in the context of clinical and regulatory developments, the Parties expressly acknowledge that PCAS’ obligations to comply with GMP and applicable regulations are fundamental absolute obligations (obligations de résultat) under this Agreement.

4 – CLIENT’S OBLIGATIONS

4.1

For each Work Order, the Parties shall define the raw materials, reference products, analytical standards and other information (such as safety data, methodologies and technical files concerning the Active Ingredient) needed to perform the Tasks (collectively, the ‘Materials’). PCAS shall obtain the Materials or Abivax shall provide PCAS with the Materials in accordance with the schedule set out in the Work Order.

4.2

The Materials that are provided to PCAS by Abivax will be provided [***]. They will be provided to PCAS by Abivax at the latter’s [***], to the address agreed between the Parties or stated in the relevant Work Order. The related risk shall pass on delivery.

5 – PERFORMANCE OF TASKS / PERFORMANCE OF THIS AGREEMENT

5.1	Details of the technical protocols applicable to the Tasks shall be set out in the Work Order.

[Signatories’ initials]

PCAS and Abivax Services Agreement

5.2	The schedule for the Tasks shall be set out in the Work Order. The Parties may agree a Go/No Go for each phase before entering into the next phase, on such terms as shall be set out in the Work Order.

5.3	The Work Order shall state the deliverables as well as the schedule according to which PCAS must provide the deliverables to Abivax.

If a development report is provided, the report shall contain information on the modifications and/or improvements made at the laboratory during the pilot and production phase as well as an explanation (analytical and chemical) with a view to describing and tracing the process developments. PCAS shall use its standard English-language documents, a secure electronic version of which will be made available to Abivax.

As the Active Ingredient will be used for phase II and/or phase III clinical trials, any significant process changes requiring to be made in order to successfully complete the Tasks must be approved by Abivax prior to implementation by PCAS. Any minor process change requiring to be made in order to successfully complete the Tasks must be stated in the delivery report and the co-ordinator designated by Abivax must be informed accordingly in real time. Minor and major changes must be set out in each Quality Agreement for Drug Substance Manufacturing agreed by the Parties.

Abivax may request a blank version and a completed version of the batch records.

PCAS shall retain and store the batch records duly completed [***]. At the end of this period, PCAS shall immediately inform Abivax and Abivax shall decide whether the batch records should be returned, destroyed or retained for a longer period. PCAS must not destroy any batch records without Abivax’s prior consent. As consideration for the fees owing to PCAS, these batch records will become the full property of Abivax as and when they are obtained. A blank version of the master batch records may be translated into English at Abivax’s request. PCAS shall draft a summary document for Abivax in English, describing the key elements of the batch records.

Certified copies of these documents may be made available to Abivax, particularly for regulatory purposes.

5.4

Abivax must be regularly informed of the progress of the Tasks. Regular reports will be prepared by PCAS and the Parties may meet at the request of either Party. A Gantt chart will be prepared when a Work Order is signed and will be used as a guide to monitor the Tasks. Any document that contains a confidential diagram or data may be exchanged on PCAS’ secure electronic platform or on other platforms. An update will be given by e-mail each week following the weekly telephone conference between PCAS’ Service Provider Team and Abivax’s Project Team.

[Signatories’ initials]

PCAS and Abivax Services Agreement

6 – FINANCIAL TERMS

6.1	As consideration for the Tasks, Abivax shall pay PCAS the fees agreed in the Work Order, in accordance with the agreed schedule.

6.2	Payments must be made by Abivax by bank transfer on the terms stated on the invoice, [***].

6.3

PCAS represents that it is an approved research institution within the meaning of the tax provisions applicable to research tax credit (‘CIR’), that Abivax may therefore benefit from the foregoing and that PCAS shall ensure that the approval remains in effect throughout the term of this Agreement. PCAS undertakes to keep Abivax informed of the successful completion of the steps taken to renew its CIR approval. If such approval is not renewed other than for a reason attributable to PCAS, PCAS shall inform Abivax accordingly, and Abivax may then immediately terminate this Agreement and the Work Orders in progress, without either Party being entitled to compensation.

7 – TASKS: SUSPENSION/DELAY/CHANGES

7.1

Each Party undertakes to promptly inform the other Party of any event that could affect the smooth performance of the Tasks. In particular, PCAS undertakes to promptly notify Abivax of any significant event or result concerning the Tasks that may affect the smooth performance and/or continuation thereof and/or delay the performance thereof. In such event, the Parties shall jointly establish a plan of action. As consideration for the fees owing to PCAS under clause 6, working meetings shall be held at the request of either Party to ensure that the Tasks are progressing smoothly. PCAS shall appoint a permanent project manager with the necessary expertise to co-ordinate the Tasks and act as Abivax’s key contact. If the permanent project manager is no longer able to co-ordinate the Tasks and to be Abivax’s key contact for whatever reason, PCAS shall inform Abivax accordingly and provide the name of the new permanent project manager.

7.2

In the event that changes are required to be made to the Tasks, particularly as a result of partial results or technical issues, the Parties shall meet without delay to assess whether or not to pursue the Tasks and, if necessary, to agree a new technical protocol and/or a more appropriate timeframe for achieving the desired results.

7.3

In the scenarios referred to in clauses 7.1 and 7.2 above, the Parties agree that any change to the Tasks that involves the amendment of the Work Order must be set out in a supplemental agreement to the Work Order signed by the Parties.

Furthermore, if the Parties fail to agree on whether to pursue the Tasks within [***] of the date of notification of any of the above events, Abivax may terminate the Work Order by registered letter (with acknowledgement of receipt) sent to PCAS, but it will not be entitled to claim any compensation from PCAS, unless the Work Order amendment is due to a breach by PCAS of its obligations.

The Tasks will be suspended [***] after PCAS receives the termination letter (the ‘Effective Date’). PCAS undertakes to immediately provide Abivax with a detailed progress report on the Tasks, on the condition that the Tasks carried out as at the Work Order termination date are paid for in full. In this respect, and unless the Work Order is terminated due to a breach by PCAS of its obligations, Abivax shall pay PCAS the fees agreed in the terminated Work Order prorata the progress made in relation to the Tasks on the Effective Date as well as the fees incurred by PCAS prior to the Effective Date, which will be non-refundable and may not be reused immediately (particularly the cost of Materials that cannot be re-used).

[Signatories’ initials]

PCAS and Abivax Services Agreement

8 – PUBLICATIONS/COMMUNICATIONS

PCAS is not permitted to release any written or verbal publications or communications concerning the Tasks without Abivax’s written consent.

9 – RECORD STORAGE

As consideration for the fees owing to PCAS under clause 6, PCAS shall retain the products produced in the context of the Tasks and the related data (raw data, components, products produced in bulk, packaged batches, reference substances, stabilised substances, correspondence, technical documents and all other documentation concerning the Tasks), in accordance with GMP Chapter 19/19.8 and 19.9, [***] from the date of expiry or termination of the corresponding Work Order. At the end of this period, PCAS shall immediately inform Abivax and Abivax shall decide whether the said data should be returned, destroyed or retained for a longer period. PCAS must not destroy any data without Abivax’s prior consent.

10 – INDUSTRIAL AND INTELLECTUAL PROPERTY

10.1

Each Party shall remain the sole owner of its knowledge – which may or may not be patented – and of the know-how acquired by it prior to the effective date of this Agreement or that it acquires during the performance of this Agreement but without using information belonging to the other Party. Abivax shall remain the sole owner of the Materials and information provided to PCAS or developed by either Party for the purposes of this Agreement (including the processes, methodologies and protocols developed in connection with the Tasks).

Unless this Agreement specifically states otherwise, neither Party may claim any licence, right of use, copyright or industrial property right in, over or to the know-how and expertise acquired by the other Party owing to the communication thereof by the other Party.

10.2

On the condition that the Tasks have been paid for, the manufacturing processes (including the industrial production methodologies) developed in the context of the Tasks, the content of progress reports, reports and other documents as well as the results of the Tasks, which may or may not be patentable and which are prepared or obtained in the context of this Agreement (hereinafter collectively referred to as the ‘Results’) shall belong to Abivax, which reserves the right to use them as it sees fit in any medium.

[Signatories’ initials]

PCAS and Abivax Services Agreement

Abivax has the exclusive right to use the Results of the Tasks. PCAS acknowledges that Abivax will hold the intellectual property to all the Results of the Tasks and therefore undertakes not to use the aforementioned Results for commercial purposes without Abivax’s prior written consent.

In this respect, Abivax may decide to file one or more applications to obtain an intellectual property title covering the Results of the Tasks. For this purpose, PCAS may, if so requested by Abivax, assist with the technical drafting of any patent applications. In such event, Abivax undertakes to cite the names of the PCAS staff members who contributed to the Tasks as inventor. If Abivax does not see fit to file a patent application, PCAS undertakes to waive the right to file a patent application in its name.

10.3	PCAS undertakes not to use technologies patented by third parties in order to perform the Tasks unless specifically asked to do so by Abivax, which shall obtain the required consents.

10.4

If PCAS must use its own patented intellectual property and if Abivax requires access to such intellectual property in order to be able to use the results of the Tasks, PCAS shall inform Abivax accordingly in advance and shall grant Abivax a non-exclusive free licence in relation to such intellectual property.

11 – LIABILITY – INSURANCE

11.1

The Parties expressly agree that if the Materials provided by Abivax to PCAS for the purposes of the Tasks are lost, stolen or damaged, PCAS’ liability under its ‘property in care, custody and control’ (biens confiés) insurance policy in connection with each Work Order shall be limited to [***].

The unused Materials that are provided by Abivax pursuant to clause 4.1 above must be returned to Abivax (or destroyed at its request), at its risk and expense, when the Tasks are completed. If they are destroyed locally, a certificate dated and signed by the Chief Scientific Officer or manager of the approved destruction organisation must be provided to Abivax within sixty (60) days of the date on which the Tasks are completed.

11.2

In view of the experimental nature of the development services and the unknown factors associated with the said services, PCAS’ obligations in connection with the development services are best endeavours obligations (obligations de moyen) to achieve the Specifications agreed between the Parties. PCAS undertakes to fulfil the said obligations in accordance with industry standards, current knowledge and the regulations in force, and particularly in accordance with the applicable GMP, [***]. Notwithstanding the foregoing, PCAS’ obligations in connection with the development services are absolute obligations (obligations de résultat) to comply with GMP, particularly data traceability and integrity requirements, and to comply with applicable regulations, particularly the requirements imposed under guidelines ICH Q1 (stability), ICH Q2 (validation of analytical procedures) and ICH Q3 (impurity) and the pharmacopeia guidelines (USP, EUP) that apply to the Active Ingredient.

11.3	If PCAS produces GMP Batches in accordance with the Specifications, it shall deliver them to Abivax on the terms agreed between the Parties.

11.4	PCAS’ liability for any failure to fulfil its obligations shall be limited[***].

[Signatories’ initials]

PCAS and Abivax Services Agreement

11.5

In view of the obligations entered into by PCAS, the Parties acknowledge the relevance of the maximum compensation amounts agreed above. Abivax and its insurers agree not to exercise any remedy against PCAS and its insurers for any amount in excess of the liability limitations agreed under clauses 11.1 and 11.4 above. [***].

11.6	[***].

11.7

Abivax is solely liable for the quality of, and the rights to use, the Materials provided by it in accordance with clause 4.1 above and shall therefore indemnify and hold PCAS harmless from and against any third-party claim concerning the use by PCAS of the Materials provided by Abivax in accordance with this Agreement.

11.8

Each Party undertakes to take out and maintain in force throughout the term of this Agreement appropriate insurance for an amount appropriate to the liability that may be incurred under or in connection with this Agreement.

12 – WARRANTIES

12.1

If GMP Batches are delivered to Abivax, PCAS warrants that the data collected by it will be authentic and that the GMP Batches will comply with the Specifications on the relevant delivery date and with GMP. THIS WARRANTY IS THE ONLY WARRANTY GIVEN BY PCAS TO ABIVAX; ANY OTHER WARRANTY, EXPRESS OR IMPLIED, IS EXCLUDED, PARTICULARLY A WARRANTY THAT THE GMP BATCHES ARE FIT FOR A PARTICULAR PURPOSE.

12.2

Abivax warrants PCAS that it holds all the industrial and/or intellectual property rights or licences attached to the products, samples and information it provides to PCAS for the purpose of the Tasks and/or that it has the right to freely dispose of the foregoing strictly for the purposes of this Agreement.

[Signatories’ initials]

PCAS and Abivax Services Agreement

12.3

Abivax shall indemnify and hold PCAS and its employees and sub-contractors harmless from and against any claims, requests or action made or taken by a third party (including their employees) for [***], owing to the use by PCAS of the said products, samples or information in the context of the Tasks, within the limits set under this Agreement.

13 – CONFIDENTIALITY

13.1

Subject to the disclosures that must be made for the purpose of clauses 8 and 10 above, each Party undertakes to keep strictly confidential and not to disclose and/or communicate to any third party, by any means whatsoever, information received from the other Party, its affiliates, their employees, representatives, agents, licensors, partners, suppliers and consultants and/or information to which they have access during the performance of this Agreement (hereinafter, ‘Information’), and undertake to use the said Information exclusively in order to perform this Agreement. For the purposes of this clause, the Tasks are considered Information belonging to Abivax.

13.2

Each Party shall take such steps as are necessary in order to keep the Information confidential. These steps must be at least equivalent to those taken by each Party in order to protect its own confidential information.

Each Party undertakes to communicate the Information solely to those of its staff members and/or sub-contractors who need to be aware thereof, to use the Information in order to perform this Agreement and to take such steps as are necessary in order to impose these provisions on the said persons.

13.3	However, this clause does not apply to Information for which the receiving Party can prove in writing:

a)	that it was in the public domain prior to the date on which it was communicated by the other Party;

b)	that it entered the public domain after the date on which it was communicated by the Party that owns it, other than due to a breach by the receiving Party;

c)	that it obtained the Information in good faith from a third party who had not obtained it directly from the other Party on a confidential basis;

d)	that it was already in possession of the information prior to receiving it from the other Party;

e)	that it must be disclosed pursuant to legislation or a regulation, but solely within the limits of the disclosure requirement;

f)

that it is required to disclose the Information pursuant to a valid order made by any competent administrative or judicial authority, solely within the limits of the order, on the condition that it notifies the other Party of the order in advance and authorises the other Party to seek an appropriate preventive decision.

[Signatories’ initials]

PCAS and Abivax Services Agreement

13.4	This clause shall apply throughout the term of this Agreement and for [***] years after the expiry or termination hereof.

14 – TERM

14.1	This Agreement shall take effect on the date on which it is signed by the last Party to sign it for a term of [***]. It may be extended pursuant to a supplemental agreement signed by the Parties.

14.2	This Agreement will not be automatically terminated as a result of the termination of a Work Order.

15 – TERMINATION

15.1

In addition to the termination scenarios provided for elsewhere in this Agreement, the Agreement may be automatically terminated by either Party if the other Party fails to fulfil one or more of its obligations, without prejudice to any claim for damages that may be made against the defaulting Party in accordance with the terms of this Agreement. The Agreement will not terminate until [***] after the complainant has sent a registered letter (with acknowledgement of receipt) setting out the grounds of the complaint, unless within this time limit the defaulting Party fulfils its obligations or produces proof of an impediment due to force majeure. In the event of gross negligence or deliberate tortious intent by the defaulting Party, the Agreement may be terminated without delay by written notice.

15.2	The exercise of this right of termination shall not release the defaulting Party from fulfilling its obligations up to the actual termination date.

15.3	Abivax reserves the right to postpone the Tasks or to unilaterally terminate this Agreement or a Work Order at any time on serving notice of termination, on the condition that [***].

15.4

If a Work Order is still in progress upon the expiry or early termination of this Agreement, the Agreement shall remain in effect for so long as is necessary in order to fulfil the said Work Order, unless the Agreement is terminated for breach of contract.

15.5

On demand by Abivax and within [***] of completion or termination of the Tasks or expiry of this Agreement for whatever reason, PCAS must return all the raw data, procedures, methodologies and results – including interim results – associated with the Tasks to Abivax together with the Materials, Information and data provided by Abivax or produced by either Party in connection with the corresponding Work Order, and destroy any other working document that refers to the foregoing and samples containing the foregoing, and hereby undertakes not to claim any right to retain the said results, data, Materials or Information. Notwithstanding the foregoing, PCAS must retain, at no extra charge and in accordance with GMP, a copy (or the original, as applicable) of such products, samples, other elements and data as may be needed to fulfil its retention obligations in accordance with GMP, for the term of those obligations, to the exclusion of any other products, samples, other elements and/or data. At the end of the said retention periods, it shall immediately inform Abivax, which shall determine the outcome of the elements retained.

[Signatories’ initials]

PCAS and Abivax Services Agreement

15.6	The termination or expiry of this Agreement shall not affect the provisions of the Agreement that must be performed in full owing to the nature thereof.

16 – FORCE MAJEURE

16.1

Neither Party may rely on force majeure as a reason for not having fulfilled its obligations, particularly in terms of timing. ‘Force majeure’ means any event that is beyond the Parties’ control, that was cumulatively unforeseeable, unavoidable and due to extraneous reasons, that occurs after the effective date of this Agreement and that prevents the fulfilment of some or all of the obligations arising hereunder, as defined by French case law.

16.2

The Party that is affected by a force majeure event must notify the other Party of the event as soon as possible. The Parties may meet in order to agree the steps that must be taken in their best interests and may terminate this Agreement by written notice, without incurring any liability, if the force majeure event persists for more than [***].

17 – ENVIRONMENT, HEALTH AND SAFETY

PCAS represents that it is aware of the legislative and regulatory recommendations and provisions on health, safety and working conditions relating to its business and undertakes to expressly comply with the foregoing in the performance of the Tasks in accordance with this Agreement.

In its capacity as a professional in the field, PCAS shall be responsible for taking steps to protect the environment and the health and safety of its employees.

Accordingly, PCAS undertakes to inform Abivax of:

•	any accident or incident that may occur during the performance of the Tasks and that affects or could affect the health and safety of its employees;

•	the urgent steps taken by PCAS or by the administrative authorities in the event of an issue affecting the health and safety of its employees; and

•	any information that comes to light concerning the toxicity of the products, intermediary elements or basic ingredients generated by or as a result of the Tasks.

PCAS represents and warrants that the premises needed to perform the Tasks comply with the laws and regulations in force concerning the protection of the environment and that it has obtained all the permissions required to operate its business. PCAS undertakes to ensure that these permissions remain valid for the term of this Agreement and to provide a copy thereof to Abivax on demand.

PCAS represents and warrants that the waste generated by or as a result of the Tasks will be processed solely at facilities duly authorised by the competent administrative authorities. Abivax may ask PCAS to provide proof that this obligation has been fulfilled.

Abivax shall provide PCAS with all the information in its possession concerning the safety and toxicity of the products and/or intermediary elements and/or basic ingredients provided by Abivax in accordance with this Agreement.

[Signatories’ initials]

PCAS and Abivax Services Agreement

18 – GOVERNING LAW – JURISDICTION

18.1	This Agreement is governed by and must be interpreted in accordance with [***].

18.2

The Parties shall endeavour to amicably resolve any dispute or disagreement that arises out of or in connection with the interpretation, performance, termination or validity of this Agreement and/or any subsequent matter.

Therefore, the first Party to act must send the other Party a registered letter (with acknowledgement of receipt) setting out the point(s) at issue.

The Parties shall meet as soon as possible and within no more than [***] following receipt of this letter in order to attempt to identify an amicable solution.

The Parties may enter into a settlement agreement drawn up in accordance with the terms and conditions of Article 2044 et seq. of the French Civil Code.

18.3

If an amicable solution is not reached within [***] following receipt of the above letter, this Agreement will be automatically terminated and the dispute will be resolved by the competent courts [***].

19 – GENERAL PROVISIONS

19.1

No forbearance by either Party in relying, on one or more occasions, on one or more provisions of this Agreement should be construed under any circumstances as a waiver by the said Party of the right to rely thereon in the future.

19.2

This Agreement supersedes any previous agreement – written or verbal – between the Parties concerning the same subject matter and sets out the Parties’ full agreement concerning such subject matter. Any addition to or variation of this Agreement will apply to the Parties solely on the condition that it is set out in writing and signed by the Parties’ duly authorised representatives.

19.3

In the event that one or more provisions of this Agreement conflict with any law or legally applicable provisions, the relevant law or provisions shall prevail, and the Parties shall enter into such supplemental agreements as are necessary in order to comply with the relevant law or provisions. All the other provisions shall remain in effect and the Parties shall use their best efforts to find an acceptable alternative solution in accordance with the original spirit of this Agreement.

19.4

Neither Party may assign or transfer some or all of its rights and obligations under this Agreement to a third party without the prior written consent of the other Party, unless the assignment or transfer is carried out in favour of an entity within the group to which the Party belongs and that does not operate a business that competes with the business operated by the other Party. Any assignment or transfer carried out in breach of this clause will constitute a breach of contract and will entitle the non-defaulting Party to terminate this Agreement.

[Signatories’ initials]

PCAS and Abivax Services Agreement

19.5	Each Party may publish or refer to this Agreement if such publication is required by law or a regulation, but strictly within the limits of such publication requirement.

In two originals,

In Paris, on [handwritten: 16.03.16]	In [***], on [handwritten: 11/03/2016]

For Abivax /s/ Hartmut Ehrlich	for PCAS [***]

Prof. Hartmut Ehrlich, Chief Executive Officer	[***]